Exhibit 10.14.1

                 AMENDMENT NO. 1 TO BUSINESS RELATIONS AGREEMENT
                 -----------------------------------------------

      AMENDMENT NO. 1 TO BUSINESS RELATIONS AGREEMENT (this "Amendment") dated as of August 19, 1997 by and between American Biltrite Inc., a Delaware corporation ("ABI"), and Congoleum Corporation, a Delaware corporation ("Congoleum").

      ABI and Congoleum entered into a Business Relations Agreement as of March 11, 1993 (the "Business Relations Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Business Relations Agreement.

      ABI and Congoleum now desire to amend certain of the terms of the Business Relations Agreement.

      In consideration of the premises and the mutual agreements set forth in the Business Relations Agreement and this Amendment, the parties hereto agree as follows:

      1. The first sentence of Section 1(a) of the Business Relations Agreement is amended and restated to read in its entirety as follows:

         Congoleum hereby grants to ABI, and ABI hereby accepts, the exclusive right and license (except as to Congoleum itself, as set forth in paragraph (d) below) to distribute Congoleum's vinyl, vinyl composition or other floor tile ("Congoleum Tile") in Canada (the "License").

      2. Section 1(C) of the Business Relations Agreement is hereby amended and restated to read in its entirety as follows:

         (c) Other Terms and Conditions

         Transactions under this Section 1 shall be conducted in accordance with ordinary and customary commercial terms. The initial term of the License granted in Section 1(a) above shall terminate on the fifteenth anniversary of the date hereof and may be renewed for successive one year periods of the initial term or any renewal term. Notwithstanding the foregoing, the License granted in Section 1(a) above may be terminated at any time after notice by Congoleum if ABI fails to pay for the Congoleum Tile on a timely basis.

      3. Section 1 of the Business Relations Agreement is amended by inserting the following new paragraph (d) at the end thereof:

         (d) Direct Sales by Congoleum in Canada

         By prior mutual agreement between ABI and Congoleum, Congoleum may sell Congoleum Tile direct in Canada. If, by mutual agreement between ABI and Congoleum, Congoleum sells Congoleum Tile directly to any customer in


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         Canada, then Congoleum shall remit to ABI 50% of the standard gross margin for the sale, calculated in accordance with generally accepted accounting principles. This Section 1(d) shall be effective for all transactions occurring on or after March 11, 1993.

      4. The last sentence of Section 2(d) of the Business Relations Agreement is amended and restated to read in its entirety as follows:

         Notwithstanding the foregoing, the Purchase Rights may be terminated at any time after notice to ABI if Congoleum fails to pay for the floor tile purchased under Section 2(a) above or the urethane purchased under
         Section 2(b) above on a timely basis.

      5. The last sentence of Section 3 of the Business Relations Agreement is amended and restated to read in its entirety as follows:

         The agreement set forth in this Section 3 may be terminated at any time after notice by Congoleum if ABI fails to pay for the data processing services on a timely basis.

      6. The term "Business Relations Agreement" as used in the Business Relations Agreement shall be deemed to refer to the Business Relations Agreement as amended hereby.

      7. This Amendment shall be effective as of the date hereof, except that the terms and provisions of Section 1(d) of the Business Relations Agreement as amended hereby are effective as stated therein.

         The parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.


                                             AMERICAN BILTRITE INC.


                                             By:____________________________
                                                   Gilbert K. Gailius
                                                    Vice President - Finance


                                             CONGOLEUM CORPORATION


                                             By: ___________________________
                                                    H. N. Feist
                                                    Sr. Vice President - Finance